Exhibit 107
CALCULATION OF FILING FEE TABLE
S-3
(Form Type)

Gyre Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Common Stock, $0.001 par value per share	457(c)	1,081,332	$6.69	$7,234,111.08	0.0001381	$999.03
Fees Previously Paid	2	Equity	Common Stock, $0.001 par value per share	457(c)	30,221,531	$5.84	$176,493,741.04	0.0001381	$24,373.79
Carry Forward Securities
Carry Forward Securities		—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts						$183,727,852.12		$25,372.82
	Total Fees Previously Paid								$24,373.79
	Total Fee Offsets								$0.00
	Net Fee Due								$999.03

1.
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such an indeterminate amount of shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

The amount registered consists of up to (i) 11,735,356 shares of Common Stock for which a registration fee was previously paid, (ii) 18,486,175 shares of Common Stock issuable upon the conversion of 3,697,235 shares of Series B Preferred Stock for which a registration fee was previously paid, (iii) 540,666 shares of Common Stock issued upon the conversion of 811 shares of Series X Convertible Preferred Stock, par value $0.001 per share (“Series X Preferred Stock”), and (iv) 540,666 shares of Common Stock issuable upon conversion of 811 shares of Series X Preferred Stock, issuable upon the exercise of a warrant to purchase shares of Series X Preferred Stock.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on the Nasdaq Capital Market on July 10, 2026 (such date being within five business days of the date that this amendment to the registration statement was filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

2.	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on the Nasdaq Capital Market on June 16, 2026.